UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) August 16, 2005 (June 10, 2005)



                           East Delta Resources Corp.
             (Exact name of registrant as specified in its charter)


                Delaware                  0-32477          98-0212726
     (State or other jurisdiction       (Commission      (IRS Employer
            Of incorporation)           File Number)   Identification No.)


 447 St. Francis-Xavier Street, Suite 600, Montreal, Quebec, Canada     H2Y 2T1
              (Address of principal executive offices)                (Zip Code)

        Registrant's telephone number, including area code (514) 845-6448


--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))w

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01     Changes in Registrant's Certifying Accountant


     (a) On June 10, 2005 the Registrant's independent auditor, Kingery & Crouse, P.A. . ("KC"), resigned as its independent auditor. The resignation was accepted by the Registrant's Board of Directors. During its tenure, and specifically during the past two years, KC did not issue a report that either contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except for modifications to include explanatory paragraphs that contained expressions of substantial doubt regarding the Company's ability to continue as a going concern.

     During the period of KC's engagement for the Registrant, there were no disagreements between the Registrant and KC on any matter of accounting principles or practices, financial statement disclosure, or audit scope and procedure which, if not resolved to the satisfaction of KC would have caused them to make reference to the matter in its reports on the Company's financial statements.


     The Company has provided KC with a copy of the foregoing disclosures and has requested that KC review such disclosures and provide a letter addressed to the Securities and Exchange Commission.

     (b) Effective June 30, 2005, the Board of Directors of Registrant engaged Malone & Bailey PC as its independent auditors. Prior to such engagement, the Registrant had not utilized the services of nor consulted with said firm.

Item 9.01     Financial Statements and Exhibits

         1. Letter by the independent accountant in connection with the disclosure under Item 4.01(a) of this Report.


                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date: August 16, 2005


                                         EAST DELTA RESOURCES CORP.

                                         By: /s/ Victor I.H. Sun
                                             -----------------------
                                             Victor I.H. Sun
                                             President